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                                                                     Exhibit 2.2

                         AMENDMENT TO MERGER AGREEMENT

     This Amendment is made as of the 26th day of December, 1997 by the undersigned parties to the Agreement and Plan of Merger (the "Merger Agreement") among them dated as of September 12, 1997.

     The Merger Agreement is hereby amended to add Exhibit A hereto as Exhibit A to the Merger Agreement.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.


                                         TUESDAY MORNING CORPORATION

                                         /s/ Mark E. Jarvis
                                         ___________________________
                                         By:   Mark E. Jarvis
                                         Its:  Chief Financial Officer


                                         TUESDAY MORNING ACQUISITION
                                         CORP.


                                         ___________________________
                                         By:   Benjamin D. Chereskin
                                         Its:  Vice President


                                         MADISON DEARBORN PARTNERS II,
                                         L.P.

                                         By:   Madison Dearborn Partners, Inc.
                                         Its:  General Partner


                                         ___________________________
                                         By:   Benjamin D. Chereskin
                                         Its:  Vice President